UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2013 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 7, 2013, tw telecom inc. held its Annual Meeting of Stockholders. The following is a summary of the matters voted on at the meeting as described in the Company's Definitive Proxy Statement filed on April 26, 2013, and the voting results for each matter.

1.	The six nominees for directors were elected to serve for terms expiring in 2014, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory J. Attorri	136,800,779	113,384	3,283,950
Spencer B. Hays	136,804,383	109,780	3,283,950
Larissa L. Herda	135,341,936	1,572,227	3,283,950
Kevin W. Mooney	135,447,726	1,466,437	3,283,950
Kirby G. Pickle	135,449,938	1,464,225	3,283,950
Roscoe C. Young, II	135,449,822	1,464,341	3,283,950

2.	The appointment of Ernst & Young LLP to serve as the Company's Independent Auditors in 2013 was ratified by the following shareholder vote:

Votes For	139,821,748
Votes Against	372,970
Abstentions	3,395

3.	The compensation of the named executive officers was approved by the following shareholder vote:

Votes For	113,307,270
Votes Against	21,817,514
Abstentions	1,789,379
Broker Non-Votes	3,283,950

4.
A shareholder proposal requesting the Board of Directors to establish a policy requiring that the Chairman of the Board be an independent director who has not served as one of our executive officers was defeated by the following shareholder vote:

Votes For	31,748,858
Votes Against	105,147,884
Abstentions	17,421
Broker Non-Votes	3,283,950

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

June 10, 2013